SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 30, 2004.


                           DISCOVERY INVESTMENTS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


     Nevada                          000-26175                      88-0409151
________________________________________________________________________________
(State or other                    (Commission                    (IRS Employer
 jurisdiction of                    File Number)                  Identification
 incorporation)                                                   No.)


                      6767 West Tropicana Avenue, Suite 207
                             Las Vegas, Nevada 89103
                    ________________________________________
                    (Address of principal executive offices)


                                 (866) 351-5099
              ____________________________________________________
              (Registrant=s telephone number, including area code)


                                       N/A
                         ______________________________
                         (Former Address of Registrant)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         We have entered into preliminary negotiations to acquire all of the issued and outstanding shares of stock of Ultrabio Technological Limited, a British Virgin Island corporation. We have released information about these preliminary negotiations to the public in a press release. See Item 7 for a copy of the press release. The information in this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 7 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

         In connection with the negotiations to acquire all of the issued and outstanding shares of stock of Ultrabio Technological Limited, Incorporated, we have been informed that the Securities and Exchange Commission is considering amendments to the Form 8-S and the Form 8-K. The proposed amendments may expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents, the amendments may prohibit the use of a From S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor, under certain circumstances), and may revise the Form 8-K to require a shell company to include current Form 10 or Form 10-SB information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         99.1  Press Release of Discovery Investments, Inc.
               dated April 30, 2004.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Discovery Investments, Inc.
                                            (Registrant)



DATED: April 30, 2004                       /s/ Donald Bell
                                            ___________________________
                                                Donald Bell
                                                President